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ING VARIABLE PORTFOLIOS, INC.
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ING U.S. Investment Management

Client Talking Points	January 2013

For Internal Use Only — Not To Be Shared With The Public.

ING BlackRock Science and Technology Opportunities Portfolio Update

The Board of Trustees (the “Board”) of ING BlackRock Science and Technology Portfolio (the “Portfolio”) approved a reorganization into ING MidCap Opportunities Portfolio (together with the Portfolio, the “Portfolios”).  The approval of shareholders of the Portfolio is required before this reorganization may take place.

•                  What is happening?

•                  Shareholders will be sent a proxy statement/prospectus on or about February 7, 2013

•                  Pending approval, the merger will occur on or around March 23, 2013

•                  What is the experience of the ING MidCap Opportunities Portfolio team?

•                  The Portfolio will be managed by Jeff Bianchi, Michael Pytosh and Kristin Manning.

The performance is set out below.

As of December 31, 2012	Q4	1 year	3 year	5 year	10 year
ING BlackRock Science and Technology Opportunities Portfolio — Class I	(3.39)%	7.89%	4.64%	1.04%	7.99%
ING MidCap Opportunities Portfolio — Class I	0.26%	14.20%	13.99%	5.50%	11.53%

•                  What are the Portfolios’ expenses?

ING BlackRock Science  and Technology Opportunities Portfolio

Annual Portfolio Operating Expenses(1)

Expenses you pay each year as a % of the value of your investment

Class		ADV	I	S	S2
Management Fees	%	0.95	0.95	0.95	0.95
Distribution and/or Shareholder Services (12b-1) Fees	%	0.50	—	0.25	0.50
Administrative Services Fees	%	0.06	0.06	0.06	0.06
Other Expenses	%	0.05	0.05	0.05	0.05
Acquired Fund Fees and Expenses	%	0.01	0.01	0.01	0.01
Total Annual Portfolio Operating Expenses(2)%		1.57	1.07	1.32	1.57
Waivers and Reimbursements(3)%		None	None	None	None
Total Annual Portfolio Operating Expenses after Waivers and Reimbursements	%	1.57	1.07	1.32	1.57

(1)         Expense ratios based on audited financial information as of December 31, 2011 as published in the April 30, 2012 prospectus and adjusted for current terms of contractual waivers.

(2)         Total Annual Portfolio Operating Expenses may be higher than the Portfolio’s ratio of expenses to average net assets in the Portfolio’s Financial Highlights, which reflects the operating expenses of the Portfolio and does not include Acquired Fund Fees and Expenses.

(3)         ING Investments is contractually obligated to limit expenses for Class ADV, Class I, Class S, and Class S2 shares to 1.55%, 1.05%, 1.30%, and 1.45%, respectively, through May 1, 2013; the obligation does not extend to interest, taxes, brokerage commissions, Acquired Fund Fees and Expenses and extraordinary expenses.  The obligation will automatically renew for one-year terms unless it is terminated by the Portfolio or the adviser upon written notice within 90 days of the end of the current term or upon termination of the management agreement and is subject to possible recoupment by the adviser within three years.  The Distributor is contractually obligated to waive 0.10% of the distribution fee for Class S2 shares of the Portfolio through May 1, 2013.  There is no guarantee that the distributor fee waiver will continue after May 1, 2013.

ING MidCap Opportunities Portfolio

Annual Portfolio Operating Expenses(1)

Expenses you pay each year as a % of the value of your investment

Class		ADV	I	S	S2
Management Fees	%	0.70	0.70	0.70	0.70
Distribution and/or Shareholder Services (12b-1) Fees	%	0.50	—	0.25	0.50
Administrative Services Fees	%	0.10	0.10	0.10	0.10
Other Expenses	%	0.06	0.06	0.06	0.06
Acquired Fund Fees and Expenses		—	—	—	—
Total Annual Portfolio Operating Expenses(2)%		1.36	0.86	1.11	1.36
Waivers and Reimbursements(3)%		(0.01)	(0.01)	(0.01)	(0.11)
Total Annual Portfolio Operating Expenses after Waivers and Reimbursements	%	1.35	0.85	1.10	1.25

For Internal Use Only — Not To Be Shared With The Public.

(1)         Expense ratios based on audited financial information as of December 31, 2011 as published in the April 30, 2012 prospectus and adjusted for current terms of contractual waivers.

(2)         Total Annual Portfolio Operating Expenses may be higher than the Portfolio’s ratio of expenses to average net assets in the Portfolio’s Financial Highlights, which reflects the operating expenses of the Portfolio and does not include Acquired Fund Fees and Expenses.

(3)         ING Investments is contractually obligated to limit expenses for Class ADV, Class I, Class S, and Class S2 shares to 1.40%, 0.90%, 1.10%, and 1.30%, respectively, through May 1, 2014.  The obligation does not extend to interest, taxes, brokerage commissions, Acquired Fund Fees and Expenses and extraordinary expenses.  The obligation will automatically renew for one-year terms unless it is terminated by the Portfolio or the adviser upon written notice within 90 days of the end of the current term or upon termination of the management agreement and is subject to possible recoupment by the adviser within three years.  In addition, the adviser is contractually obligated to further limit expenses for Class ADV, Class I, Class S, and Class S2 shares to 1.35%, 0.85%, 1.10%, and 1.25%. respectively, through May 2, 2014.  There is no guarantee this obligation will continue after May 2, 2014 and the obligation will only continue only if the adviser elects to renew it.  Any fees waived pursuant to this obligation shall be eligible for recoupment by the adviser within three years.  These obligations do not extend to interest, taxes, brokerage commissions, extraordinary expenses, and Acquired Fund Fees and Expenses.  The Distributor is contractually obligated to waive 0.10% of the distribution fee for Class S2 shares of the Portfolio through May 2, 2014.  There is no guarantee that the distribution fee waiver will continue after May 1, 2014.

For Internal Use Only — Not To Be Shared With The Public.

For Internal Use Only

Not for Inspection by or Distribution to the General Public.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any fund, nor is it a solicitation of any proxy. For information regarding the Portfolio or ING Growth and Income Portfolio please call ING Funds toll free at 1-800-992-0180. To receive a free copy of a Proxy Statement/Prospectus relating to a proposed merger please call ING Funds toll free at 1-800-992-0180. The Proxy Statement/Prospectus (when available) will contain important information about fund objectives, strategies, fees, expenses and risk considerations, and therefore you are advised to read it when and if it becomes available. The Proxy Statement/Prospectus (when available), shareholder reports and other information are or will also be available for free on the SEC’s website (www.sec.gov). Please read any Proxy Statement/Prospectus carefully before making any decision to invest or to approve any merger.

Contents of this communication may contain information regarding past performance, market opinions, competitor data, projections, forecasts and other forward-looking statements that cannot be shared with clients, prospective clients or current investors of ING investment products.  The information presented has been obtained from sources ING Investment Management (“ING IM”) deems to be reliable, however, this data is subject to unintentional errors, omissions and changes prior to distribution without notice.  This information is provided to ING IM employees for internal or educational use only and cannot be used as sales or marketing material, nor can it be distributed outside of the firm.  Please only use compliance-approved marketing materials with clients and prospects.  These materials contain compliant sales language, appropriate risk disclosures and other relevant disclaimers that provide a sound basis for evaluating our investment products and services.  This information cannot be reproduced in whole or in part in any manner without the prior permission of an ING IM Compliance Officer.

CID - 5591

For Internal Use Only — Not To Be Shared With The Public.